EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the following Registration Statement No. 333-110673 on Form S-3 of our reports dated February 27, 2006, relating to the financial statements and financial statement schedules of Alexander's, Inc. and our report dated February 27, 2006 on internal control and management's assessment of the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Alexander's, Inc. for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey
February 27, 2006

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